Exhibit T3A.42

NORTH CAROLINA Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF ORGANIZATION

OF

CROSS CREEK MALL, LLC

the original of which was filed in this office on the 19th day of August, 2003.

IN WITNESS WHEREOF, 1 have hereunto set my hand and affixed my official seal at the City of Raleigh, this 19th day of August, 2003

Document Id: C20032310014 1	Secretary of State

SOSID: 687643 Date Filed: 8/19/2003 3:54:00 PM Elaine F. Marshall North Carolina Secretary of State C200323100141

State of North Carolina
Department of the Secretary of State

Limited Liability Company
ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.	The name of the limited liability company is:	Cross Creek Mall, LLC

2.	If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.) December 31, 2053

3.	The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both).
Stephanie D. Lee, Organizer
CBL Center, Suite 210
2030 Hamilton Place Boulevard
Chattanooga. Tennessee 37421

4.	The street address and county of the initial registered office of the limited liability company is:

	Number and Street	327 Hillsborough Street

City, State, Zip Code	Raleigh, NC 27603	County	Wake

5.	The mailing address, if different from the street address, of the initial registered office is:
N/A

6.	The name of the initial registered agent is:	Corporation Service Company

7.	Principal office information: (Select either a or b.)

a. ☒ The limited liability company has a principal office.

The street address and county of the principal office of the limited liability company is:

Number and Street	CBL Center, Suite 500, 2030 Hamilton Place Blvd.

City, State, Zip Code	Chattanooga, TN 37421	County	Hamilton
The mailing address, if different from the street address, of the principal office of the corporation is:

N/A

b. ☐ The limited liability company does not have a principal office.

8.	Check one of the following:

(i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

x (ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

9.	Any other provisions which the limited liability company elects to include are attached.

10.	These articles will be effective upon filing, unless a date and/or time is specified:

This is the 15th day of August, 2003.

Signature

Stephanie D. Lee, Organizer
Type or Print Name and Title

NOTES:

1.       Filing fee is $125. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION (Revised January 2002)	P.O. Box 29622	RALEIGH, NC 27626-0622 (Form L-01)